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                                 HealthAxis Inc.

FOR IMMEDIATE RELEASE

Investor and Media Contact:
Steven M. Kaplan
HealthAxis Inc.
610-275-3800
skaplan@healthaxis.com


              HealthAxis Inc. Signs Amended Definitive Agreement to
                            Merge with HealthAxis.com

              Amends Terms Of $27.5 Million Convertible Debentures

EAST NORRITON, PA, Sept 29, 2000--HealthAxis Inc. (NASDAQ: HAXS) announced today that it has executed an amended definitive agreement to merge with HealthAxis.com, Inc., a subsidiary of HealthAxis Inc. ("HAI"), and a proven leader in Web-enabling healthcare payers. Both companies' Boards have formally approved the terms of the merger.

Under the terms of the transaction, HAI will issue new shares to acquire all of the outstanding HealthAxis.com, Inc. shares that HAI does not already own. HealthAxis.com, Inc. shareholders will receive 1.334 shares of HAI common stock for each share of HealthAxis.com, Inc. common stock that they own. Existing HAI shareholders will continue to own the same number of shares of HAI, after the transaction closes, as they did immediately prior to the closing of the merger.

Additionally, the Company has successfully renegotiated the terms of the $27.5 million, 2% Convertible Debentures previously issued. The revised terms of the Debentures include:

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                           HealthAxis Inc. Signs Amended Definitive Agreement to
                                                       Merge with HealthAxis.com
                                                              September 29, 2000
                                                                     Page 2 of 4

> MATURITY DATE. The Maturity Date of the Debenture on which the principal becomes due and payable is amended and extended from September 14, 2002 to September 14, 2005.

> CONVERSION PRICE OF DEBENTURE. The Conversion Price of the Debenture is amended from $20.34 to $9.00.

> EXERCISE PRICE OF WARRANTS. The Exercise Price of the 202,802 HAI Warrants is amended from $20.34 to $3.01.

The amended terms of the Debentures take effect upon the consummation of the merger with HealthAxis.com, Inc.

Additionally $5 million, at face value, of the original $27.5 million Debenture have been purchased from a previous holder, in equal amounts, by Alvin Clemens, Chairman of the Board of both HealthAxis Inc. and HealthAxis.com, Inc., UICI, and Brown Simpson Asset Management, LLC. The purchase price for the private transaction was $3.5 million.


Michael Ashker, chief executive officer of HAI and HealthAxis.com, Inc. said "working diligently over the past several weeks, the two companies have resolved all of the outstanding issues impeding the execution of the planned merger. This transaction, once completed, will eliminate the awkward organizational structure under which both sets of shareholders have labored by providing for a single corporate entity with a single Board of Directors. The unified entity will be much better positioned to explain its story to customers, prospects, employees and the Wall Street community"

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                           HealthAxis Inc. Signs Amended Definitive Agreement to
                                                       Merge with HealthAxis.com
                                                              September 29, 2000
                                                                     Page 3 of 4

The consummation of the merger is subject to various conditions including the approval of both HealthAxis.com, Inc. and HAI shareholders as well as regulatory approval. The Company expects to file an amended Form S-4 Registration Statement for this transaction during the first week of October. Pending effectiveness of the S-4 and satisfaction of the closing conditions, the closing is anticipated to occur during the latter part of the fourth quarter of 2000 or early in the first quarter of 2001.

About HealthAxis
HealthAxis.com, Inc., a subsidiary of HealthAxis Inc., is a leading provider of Internet solutions for healthcare insurance distribution and administration for the payer community. The Company's proprietary workflow and business application software, built around an application service provider model, enables healthcare payers--carriers, third party administrators, and large, self-funded groups--to more efficiently capture, process, and share health plan data over the Internet. HealthAxis.com, Inc. is headquartered in suburban Philadelphia, with significant operations in Dallas, as well as offices in eight additional locations both domestic and international. The Company employs over 350 IT professionals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements made which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors which may cause actual results to differ materially from those in the forward-looking statements. For further information which could cause actual results to differ from the Company's expectations as well as other factors which could affect the Company's financial statements, please refer to the Company's reports filed with the Securities and Exchange Commission.